As filed with the Securities and Exchange Commission on April 7, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DIAMONDBACK ENERGY, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	45-4502447 (I.R.S. Employer Identification No. )
500 West Texas Ave., Suite 100
Midland, Texas 79701
(432) 221-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jere W. Thompson III
Chief Financial Officer, Executive Vice President
500 West Texas Ave. Suite 100
Midland, Texas 79701
(432) 221-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Sean T. Wheeler, P.C.
Michael W. Rigdon, P.C.
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
(713) 836-3600
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
Up to 6,842,625 Shares
Diamondback Energy, Inc.
Common Stock
This prospectus relates to the proposed resale from time to time of up to 6,842,625 shares of common stock, par value $0.01 per share (the “common stock”) of Diamondback Energy, Inc. (the “Company,” “Diamondback,” “our,” “we,” or “us”) by the securityholders named in this prospectus or certain transferees (as described in this prospectus) (the “selling stockholder”).
The shares of our common stock covered by this prospectus were acquired from us on April 1, 2025, pursuant to that certain securities purchase agreement (the “Purchase Agreement”) with Double Eagle IV Midco, LLC (the “selling stockholder”), dated February 14, 2025, in connection with our acquisition of all of the issued and outstanding interests of DE Permian, LLC, a Texas limited liability company (“DE Permian”), DE IV Combo, LLC, a Delaware limited liability company (“DE Combo”), and DE IV Operating, LLC, a Texas limited liability company (together with DE Permian and DE Combo, the “DE Interests”).
The selling stockholder may offer and sell or otherwise dispose of their shares of our common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholder may sell or dispose of their shares of common stock.
We will not receive any proceeds from the sale of the shares by the selling stockholder.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “FANG.” On April 4, 2025, the closing sale price for our common stock was $123.37 per share. Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701, and our telephone number is (432) 221-7400.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 7, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), using a “shelf” registration process. Using this process, the selling stockholder may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholder. Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholder pursuant to this prospectus, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling stockholder and the terms of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”
Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
When used in this prospectus or in any supplement to this prospectus, the terms “Diamondback,” the “Company,” “our,” “we,” or “us” refer to Diamondback Energy, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including documents incorporated by reference herein and therein, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow and financial position; reserve estimates and our ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this prospectus or in documents incorporated by reference herein, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of future performance and our actual outcomes could differ materially from what we have expressed in our forward-looking statements.
Factors that could cause our outcomes to differ materially include (but are limited to) the following:
•
changes in supply and demand levels for oil, natural gas and natural gas liquids, and the resulting impact on the price for those commodities;

•
the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

•
actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic or diplomatic developments;

•
changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates, instability in the financial sector;

•
regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits;

•
federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

•
physical and transition risks relating to climate change;

•
restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin;

•
significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;

•
changes in U.S. energy, environmental, monetary and trade policies;

•
conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development operations and our environmental and social responsibility projects;

•
challenges with employee retention and an increasingly competitive labor market;

•
changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services;

•
changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management or the impact of global climate change);

•
security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;

•
lack of, or disruption in, access to adequate and reliable transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids;

•
failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks or the inherent uncertainties in predicting reserve and reservoir performance;

•
difficulty in obtaining necessary approvals and permits;

•
severe weather conditions and natural disasters;

•
acts of war or terrorist acts and the governmental or military response thereto;

•
changes in the financial strength of counterparties to our credit agreement and hedging contracts;

•
changes in our credit rating;

•
risks related to our acquisition of Endeavor Parent, LLC (“Endeavor”) and the DE Interests;

•
the other risk factors discussed in the section of this prospectus entitled “Risk Factors”; and

•
other factors disclosed under in our Annual Report on Form 10-K, any of our Quarterly Reports on Form 10-Q or any of our current reports on Form 8-K.

In light of these factors, the events anticipated by our forward-looking statements may not occur at the time anticipated or at all. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by applicable law.

OUR COMPANY
We are an independent oil and natural gas company focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. This basin, which is one of the major producing basins in the United States, is characterized by an extensive production history, a favorable operating environment, mature infrastructure, long reserve life, multiple producing horizons, enhanced recovery potential and a large number of operators. We report operations in one reportable segment, the upstream segment.
Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701 and our telephone number is (432) 221-7400. Our common stock is listed on Nasdaq under the trading symbol “FANG.” Our website address is www.diamondbackenergy.com. Information contained on our website does not constitute part of this prospectus.
Recent Developments
Double Eagle Acquisition
On April 1, 2025, we acquired the DE Interests (the “Acquisition”). The consideration for the Acquisition consisted of, in the aggregate, (i) approximately $2.8 billion in cash (subject to certain customary post-closing adjustments in accordance with the terms of the Purchase Agreement) and (ii) 6,842,625 shares of our common stock. We funded the cash portion for the Acquisition with a combination of cash on hand, borrowings under our revolving credit facility, $1.5 billion in borrowings under a term loan agreement and the net proceeds from our previously reported $1.2 billion senior notes offering completed on March 20, 2025. The shares of our common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.
At the closing of the Acquisition, we entered into a registration rights agreement with the selling stockholder, dated as of April 1, 2025 (the “Registration Rights Agreement”), pursuant to which we agreed to use our reasonable best efforts to cause to be filed a shelf registration statement registering for resale the shares of common stock issued in the Acquisition within five business days following the closing of the Acquisition, and use reasonable best efforts to cause such shelf registration statement to become effective promptly thereafter. See “Selling Stockholder” for additional information.

RISK FACTORS
Investment in our common stock involves certain risks. You should carefully consider the factors described in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 and in subsequent filings we make with the SEC, including those incorporated by reference into this prospectus, before investing in our common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All of the shares of common stock covered by this prospectus are being offered and sold by the selling stockholder identified in this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholder. See “Selling Stockholder” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDER
We have prepared this prospectus to allow the selling stockholder to offer and sell from time to time, in one or more offerings, up to an aggregate of 6,842,625 shares of our common stock for their own account. In connection with the Acquisition, (i) 6,547,446 shares of our common stock were issued to directly to the selling stockholder and (ii) 295,179 shares of our common stock were issued to the selling stockholder in escrow, subject to the terms and conditions of an escrow agreement.
At the closing of the Acquisition, we entered into the Registration Rights Agreement, pursuant to which we agreed, within five business days following the closing of the Acquisition, to use our reasonable best efforts to file with the SEC, and, shortly thereafter, to use our reasonable best efforts to cause to become effective, a shelf registration statement registering for resale the shares issued in the Acquisition. We also agreed, subject to the termination provisions discussed below, to use our reasonable best efforts to keep such registration statement current and effective (or file a new shelf registration statement, if applicable, upon expiration of the preceding shelf registration statement) until such time as all of the Registrable Securities (as such term is defined in the Registration Rights Agreement) (i) have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) have been distributed, or may legally be distributed to the public without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (or any successor provision) under the Securities Act or (iii) have been transferred or sold to any person to whom the rights under the Registration Rights Agreement are not assigned in accordance with the Registration Rights Agreement. The registration statement and our obligations to keep the shelf registration statement effective will terminate upon the date when there shall no longer be any such Registrable Securities outstanding.
We have prepared this prospectus and the registration statement of which it is a part to fulfill our registration requirements under the Purchase Agreement and Registration Rights Agreement with respect to an aggregate of 6,842,625 shares of our common stock that were issued on April 1, 2025 in connection with the closing of the Acquisition.
Pursuant to the terms of the Registration Rights Agreement, we will generally pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholder will pay any underwriting fees, discounts and commissions, placement fees of underwriter, broker commissions, transfer taxes and certain attorney’s fees. We have also agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus filed by us.
As used herein, the term “selling stockholder” includes the stockholder listed in the table below and certain affiliates and permitted transferees having registration rights under the terms of the Registration Rights Agreement. This prospectus does not cover subsequent sales of common stock purchased from the selling stockholder or by any person who does not have registration rights under the Registration Rights Agreement.
The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholder under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling stockholder will sell all of their shares of common stock covered by this prospectus. We cannot predict when or in what amount the selling stockholder may sell any of the shares offered by the selling stockholder in this prospectus, if at all. The table also sets forth the name of the selling stockholder, the nature of any position, office or other material relationship which such selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholder after completion of the offering.
We prepared the table based on information provided to us by the selling stockholder. We have not sought to verify such information. Additionally, the selling stockholder may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholder may also change over time.

Except as otherwise indicated, the selling stockholder has sole voting and dispositive power with respect to such shares.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percent(3)	Number	Number	Percent(3)
Double Eagle IV Midco, LLC(4)	6,842,625	2.3%	6,842,625	—	—

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.

(2)
Assumes the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of our common stock.

(3)
Percentage of beneficial ownership is based upon 294,082,951 shares of common stock outstanding as of April 1, 2025. Because the selling stockholder is not obligated to sell any portion of the shares of our common stock shown as offered by it, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholder upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(4)
Includes 295,179 shares subject to a contractual holdback pursuant to the Purchase Agreement. Double Eagle IV Midco, LLC is controlled by its sole member Double Eagle IV Pledgeco, LLC, a Delaware limited liability company, which is controlled by its sole member, Double Eagle Energy Holdings IV, LLC, a Delaware limited liability company, which is in turn controlled by EnCap Energy Capital Fund XI, L.P., a Texas limited partnership (“EnCap Fund XI”). EnCap Fund XI is controlled by its general partner, EnCap Equity Fund XI GP, L.P., a Texas limited partnership (“EnCap Fund XI GP LP”), which is controlled by its general partner, EnCap Equity Fund XI GP, LLC, a Delaware limited liability company (“EnCap Fund XI GP LLC”), which is controlled by its sole member, EnCap Investments L.P., a Delaware limited partnership (“EnCap Investments LP”), which is controlled by its general partner, EnCap Investments GP, L.L.C., a Delaware limited liability company (“EnCap Investments GP”), which is controlled by its sole member, EnCap Investments Holdings, LLC, a Delaware limited liability company (“EnCap Investments Holdings”), which is controlled by its managing member, EnCap Partners, LP, a Delaware limited partnership (“EnCap Partners LP”), which is controlled by its general partner, EnCap Partners GP, LLC, a Delaware limited liability company (“EnCap Partners GP,” together with EnCap Partners LP, EnCap Investments Holdings, EnCap Investments GP, EnCap Investments LP, EnCap Fund XI GP LLC, and EnCap Fund XI GP LP, the “EnCap Entities”). Therefore, EnCap Partners GP may be deemed to beneficially own the listed securities. The address for the EnCap Entities is 9651 Katy Freeway, Suite 600, Houston, Texas 77024. The address of Double Eagle IV Midco, LLC is 3724 Hulen St, Fort Worth, Texas 76107.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock, our certificate of incorporation and our bylaws are summaries thereof and are qualified by reference to our Second Amended and Restated Certificate of Incorporation (as amended, our “certificate of incorporation”) and our Fifth Amended and Restated Bylaws (our “bylaws”), copies of which have been filed with the SEC.
Authorized Capital Stock
As of the date of this prospectus, our authorized capital stock consists of 800,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors can elect all the directors to be elected at that time, and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. Our certificate of incorporation denies stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of ours. Holders of shares of our common stock have no redemption or conversion rights nor are they entitled to the benefits of any sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of shares of common stock shall be entitled to receive, pro rata, all the remaining assets of our company available for distribution to our stockholders after payment of our debts and after there shall have been paid to or set aside for the holders of capital stock ranking senior to common stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled.
Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of any assets legally available for such dividends, subject to both the rights of all outstanding shares of capital stock ranking senior to the common stock in respect of dividends and to any dividend restrictions contained in debt agreements. As of April 1, 2025, there were 294,082,951 shares of our common stock outstanding.
Preferred Stock
Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series. The board of directors may fix for each series:
•
the distinctive serial designation and number of shares of the series;

•
the voting powers and the right, if any, to elect a director or directors;

•
the terms of office of any directors the holders of preferred shares are entitled to elect;

•
the dividend rights, if any;

•
the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

•
the liquidation preferences and the amounts payable on dissolution or liquidation;

•
the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the Company; and

•
any other terms or provisions which the board of directors is legally authorized to fix or alter.

We do not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon your rights as holders of common stock is unknown until our board of directors determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, your voting power, liquidation preference or other rights could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. We currently have no outstanding preferred stock.
Related Party Transactions and Corporate Opportunities
Subject to the limitations of applicable law and our certificate of incorporation, among other things:
•
permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested so long as it has been approved by our board of directors in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

•
permits our non-employee directors and their affiliates to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and

•
provides that if any of our non-employee directors or their affiliates become aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or his or her affiliate solely in his or her capacity as our director), that director will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to us or our stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
Undesignated preferred stock.   The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.
Stockholder meetings.   Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called by (i) our Chairman of the Board, our Chief Executive Officer, or our board of directors pursuant to a resolution adopted by a majority of our board of directors, assuming there are no vacancies; or (ii) by our Chairman of the Board or our board following receipt by our Secretary of the written request (which request must comply with the requirements and procedures set forth in our bylaws) of one or more of our stockholders (acting on their own behalf and not by assigning or delegating their rights to any other person or entity) that together have continuously held, for their own accounts, beneficial ownership of at least 25% aggregate “net long position” (as such term is defined therein) in our issued and outstanding voting stock entitled to vote generally in the election of directors for at least one year prior to the date such request is delivered to us and at the special meeting date. Special meetings of our stockholders may not be called by any other person or persons.
Requirements for advance notification of stockholder nominations and proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Stockholder action by written consent.   Our certificate of incorporation provides that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board.
Amendment of the bylaws.   Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board the power to adopt, amend and repeal our bylaws at any regular or special meeting of the board on the affirmative vote of a majority of the directors, assuming there are no vacancies. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Additionally, an increase in the number of authorized shares of our common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of our company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders.
The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Choice of Forum
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us pertaining to internal affairs of our corporation. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “FANG.”
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION
The selling stockholder, which term as used in this prospectus includes the selling stockholder listed in the table under the heading “Selling Stockholder” and permitted transferees, successors and assigns of the selling stockholder having registration rights pursuant to the Registration Rights Agreement, may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common stock is traded or in private transactions, subject, in each case, to the terms of the Registration Rights Agreement. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholder or by agreement between the selling stockholder and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
Subject to the terms of the Registration Rights Agreement, the selling stockholder may offer and sell shares of common stock in any one or more of the following ways:
•
sales on the Nasdaq Stock Market LLC or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•
over-the-counter sales or distributions;

•
to underwriters or dealers for resale to the public or to institutional investors;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales effected after the date of this prospectus;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•
through the distributions of the shares by any selling stockholder to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;

•
in option transactions;

•
through agents to the public or to institutional investors;

•
directly to a limited number of purchasers;

•
directly to institutional investors;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling stockholder may elect to make an in-kind distribution of their shares of common stock to their members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.

The selling stockholder may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.
The selling stockholder also may transfer its shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common stock, the selling stockholder may enter into option, share lending or other types of hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder will act independently of the Company in making decisions with respect to the timing manner and size of each sale of shares of common stock covered by this prospectus.
The selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by such selling stockholder or borrowed from such selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from such selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholder may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares of common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling stockholder or in connection with a concurrent offering of other securities.
Shares of common stock may also be exchanged for satisfaction of the selling stockholder’s obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.
If the selling stockholder use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholder and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.
The shares of common stock may be sold directly by the selling stockholder, or through agents designated by such selling stockholder from time to time. Any agent involved in the offer or sale of the shares of common stock in respect of which this prospectus is delivered will be named, and any commissions payable by such selling stockholder to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the shares of common stock offered by this prospectus may be solicited, and sales of the shares of common stock may be made, by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the shares of common stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase shares of common stock from the selling stockholder pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies; and

•
educational and charitable institutions.

In all cases, these purchasers must be approved by such selling stockholder. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares of common stock are also being sold to underwriters, the selling stockholder must have sold to these underwriters the shares of common stock not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by the selling stockholder in any offering of shares of common stock under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholder, as applicable, or affiliates of ours and/or such selling stockholder, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholder for certain expenses.
The selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any shares of common stock initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered shares of common stock are sold by a selling stockholder for public offering and sale may make a market in such shares of common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the shares of common stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Pursuant to the Registration Rights Agreement, we will generally pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholder will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. We have also agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus filed by us.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurances that the selling stockholder will sell, nor is the selling stockholder required to sell, any or all of the securities offered under this prospectus.
To the extent required pursuant to the Registration Rights Agreement, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required by the Registration Rights Agreement, we may add permitted transferees, successors and assigns by prospectus supplement in instances where the permitted transferee, successor or assign has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Permitted transferees, successors and assigns of the selling stockholder may not be able to use this prospectus for resales until they are named in the selling stockholder table by prospectus supplement or post-effective amendment. See “Selling Stockholder.”

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.diamondbackenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on the investor relations page of our website at www.diamondbackenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

•
our Current Reports on Form 8-K filed with the SEC on February 3, 2025, February 18, 2025, February 20, 2025, March 10, 2025, March 20, 2025, March 21, 2025 and April 7, 2025 (in each case other than documents or portions of those documents deemed to be furnished but not filed); and

•
the description of our common stock contained in our Form 8-A filed with the SEC on October 11, 2012, including any amendment or reports filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus (i) the audited consolidated financial statements of Endeavor as of December 31, 2023 and 2022 and for each of the fiscal years ended December 31, 2023, 2022 and 2021 included as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2024 and (ii) the unaudited consolidated financial statements of Endeavor as of June 30, 2024 and for the six month periods ended June 30, 2024 and 2023 included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A, filed with the SEC on September 19, 2024.
In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.
Copies of any of the documents we file with the SEC may be obtained free of charge on the SEC’s website, our website, by contacting Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 or by calling (432) 221-7400.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS
The validity of the common stock being offered by the selling stockholder pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP. In connection with particular offerings of the common stock in the future, and if stated in the applicable prospectus supplement, the validity of those the common stock may be passed upon for us by Kirkland & Ellis LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The audited financial statements of Diamondback Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Endeavor Parent, LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests of Diamondback Energy, Inc. is based upon estimates of such reserves, future production and income audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2024. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., is based upon estimates of such reserves, future production and income audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2024. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
SEC registration fee	$129,002
Legal fees and expenses	100,000*
Accounting fees and expenses	50,000*
Printing expenses	10,000*
Miscellaneous expenses	25,000*
FINRA filing fee	(1)
Total	$314,002*(1)

*
Except for the SEC registration fee, all amounts listed in the tables relate to the estimated expenses of registering the shares of common stock for resale by the selling stockholder under the registration statement of which this prospectus forms a part. The estimated expenses of any offerings under this registration statement are not presently known, but the foregoing represents the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with any offering of securities under the registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

(1)
The additional estimated amounts, if any, of fees and expenses to be incurred in connection with any offering of the securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Limitation of Liability
Section 102(b)(7) of the DGCL, permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:
•
for any breach of the director’s or officer’s duty of loyalty to the company or its stockholders;

•
for acts or omissions by a director or officer not in good faith or that involve intentional misconduct or a knowing violation of law;

•
a director in respect of certain unlawful dividend payments or stock redemptions or repurchases;

•
a director or officer for any transaction from which the director or officer derives an improper personal benefit; and

•
an officer in any action by or in the right of the corporation.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of our certificate of incorporation, as amended by subsequent amendments and collectively referred to herein as our certificate of incorporation, provides that, to the fullest extent that the DGCL or any other law of the State of Delaware allows, no director or officer shall be personally liable to us for any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as director or officer.
The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director or officer for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL.

However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care, or against any officer in any action by or in the right of the corporation.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors and officers, then, in accordance with our certificate of incorporation, the liability of our directors and officers to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors or officers, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retrospective basis.
Indemnification under Certificate of Incorporation and Bylaws
Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.
The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Indemnification Agreements with Our Directors and Executive Officers
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
Item 16.   Exhibits.
Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on June 14, 2023).
3.2	Certificate of Amendment No. 1 to Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on September 10, 2024).
3.3	Fifth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on September 19, 2024).
4.1	Specimen certificate for shares of common stock, par value $0.01 per share, of Diamondback Energy, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1, filed by Diamondback Energy, Inc. with the SEC on August 20, 2012).
5.1*	Opinion of Kirkland & Ellis LLP as to the validity of Diamondback Energy, Inc.’s common stock being registered.
23.1*	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP with respect to Diamondback Energy, Inc.’s audited financial statements.
23.3*	Consent of Grant Thornton LLP with respect to Endeavor Parent, LLC’s audited financial statements.
23.4*	Consent of Ryder Scott Company, L.P. with respect to the audit of Diamondback Energy, Inc. estimated reserves.

Exhibit Number	Description
23.5*	Consent of Ryder Scott Company, L.P. with respect to the audit of Viper Energy, Inc. estimated reserves.
24.1*	Powers of Attorney (included on signature pages hereto).
107*	Filing Fee Table.

*
Filed herewith.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 7th day of April, 2025.
DIAMONDBACK ENERGY, INC.
By:
/s/ Kaes Van’t Hof

Name: Kaes Van’t Hof
Title:   President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Travis D. Stice, Kaes Van’t Hof, Jere W. Thompson III, Teresa L. Dick and Matt Zmigrosky, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 7th day of April, 2025.
NAME	TITLE
/s/ Travis D. Stice Travis D. Stice	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Kaes Van’t Hof Kaes Van’t Hof	President
/s/ Jere W. Thompson III Jere W. Thompson III	Chief Financial Officer, Executive Vice President (Principal Financial Officer)
/s/ Teresa L. Dick Teresa L. Dick	Chief Accounting Officer, Executive Vice President and Assistant Secretary (Principal Accounting Officer)
/s/ Steven E. West Steven E. West	Director
/s/ Vincent K. Brooks Vincent K. Brooks	Director
/s/ Darin G. Holderness Darin G. Holderness	Director
/s/ David L. Houston David L. Houston	Director
/s/ Stephanie K. Mains Stephanie K. Mains	Director

NAME	TITLE
/s/ Mark L. Plaumann Mark L. Plaumann	Director
/s/ Melanie M. Trent Melanie M. Trent	Director
/s/ Rebecca A. Klein Rebecca A. Klein	Director
/s/ Frank D. Tsuru Frank D. Tsuru	Director
/s/ Lance W. Robertson Lance W. Robertson	Director
/s/ Charles A. Meloy Charles A. Meloy	Director
/s/ Robert K. Reeves Robert K. Reeves	Director